March 27, 2002

Mr. Pelham Smith
4213 Southwestern Blvd.
Dallas, Texas 75225

Dear Pelham:

This letter shall confirm the following agreement regarding your departure from HydroChem Industrial Services, Inc. ("HydroChem"):

      1. Your resignation as Chief Financial Officer was accepted as of February 11, 2002, and your resignation as Executive Vice President and an employee will be accepted effective June 30, 2002.

      2. Your current base compensation shall continue in effect for the remainder of your employment.

      3. After the termination of your employment on June 30, 2002, HydroChem will pay you severance compensation in an amount equal to one year of base compensation at your current rate. HydroChem will pay this amount in installments as if your employment had continued through June 30, 2003.

      4. Between now and June 30, 2002, you will remain responsible for our international business and will also assist me on various corporate development and similar projects. You will also continue to be available as needed to provide transition assistance. It is contemplated that most of your time will be spent in the Dallas office, but you will be required to be in Houston and /or to travel elsewhere on company business as needed. During the period between now and June 30, 2002, you will continue to adhere to HydroChem's policies and procedures as you have done in the past.

      5. You will not exercise your Extended Deferral Elections under the Deferred Bonus Plan of HydroChem Industrial Services (the "Plan"). Also, notwithstanding anything contained herein or elsewhere to the contrary, your resignation as Executive Vice President and an employee as of June 30, 2002, as contemplated by this letter agreement, shall be deemed to be a termination without Cause for the purpose of section 1.1 (a) of the Plan.

      6. This letter agreement constitutes the entire agreement between us on this subject matter, and it supersedes and replaces any prior agreements on this subject. This letter agreement may be amended in the future only by a written instrument signed by both HydroChem and you.

If the foregoing is satisfactory, please sign this letter below and return to me. A duplicate original is enclosed for your records.


                                          Sincerely,

                                          /s/ B. Tom Carter, Jr.
                                          ----------------------
                                          B. Tom Carter, Jr.
                                          Chairman of the Board and
                                          Chief Executive Officer


AGREED AND ACCEPTED

/s/ Pelham Smith
----------------
Pelham Smith
March 27, 2002